UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2008

Citizens Communications Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Company’s Compensation Committee, in consultation with the non-management directors of the Board of Directors and the Committee’s independent compensation consultant, adopted the Citizens Long-Term Incentive Program (“LTIP”). The LTIP will be offered under the Company’s Amended and Restated 2000 Equity Incentive Plan and covers the named executive officers and certain other officers. The LTIP is designed to incent and reward the Company’s senior executives if they achieve aggressive growth goals for revenue and free cash flow over a three-year period (the “Measurement Period”). For purposes of the LTIP, revenue is defined as the Company’s total revenues less regulatory revenues, and free cash flow is defined as the Company’s publicly reported free cash flow, adjusted to reflect the Company as a full cash taxpayer during the Measurement Period. The growth in these numbers will be measured from a 2007 base, which in the case of free cash flow was also adjusted to reflect the Company as a full cash taxpayer and for certain other items. The LTIP provides that the effect of certain items may be excluded from the calculations of free cash flow. LTIP awards will be granted in the form of common stock if performance goals for revenue and free cash flow are achieved for the Measurement Period. The LTIP plan metrics of revenue and free cash flow drive strong alignment between management and stockholders on the Company’s long term performance.

The Compensation Committee also approved LTIP award targets for each of the Company’s current named executive officers, as set forth below, and the performance goals for the Measurement Period defined as the years 2008 through 2010. Amounts set forth below are equal to 100% of the LTIP target for the named executive officers. There are minimum performance gates that must be achieved for any grant to be made—over the Measurement Period, cumulative revenues must grow by 0.5% compounded and free cash flow must grow by a cumulative total of $40 million, in each case, from the defined 2007 base. Grants will range from 0-100% of the award target or higher, depending upon the extent to which the performance goals are met or exceeded. If the performance goals are exceeded, grants in excess of 100% of the award target will be made based on a percentage of the excess free cash flow achieved. An executive must maintain a satisfactory performance rating during the Measurement Period and must be employed by the Company at the time of grant in order to be eligible for any grant under the LTIP. The Compensation Committee will determine grants for the 2008-2010 Measurement Period in February 2011.

Name	Long-Term Incentive Award Target
($ value of common stock)

Maggie Wilderotter, Chairman, President and Chief Executive Officer	$5,000,000

Donald R. Shassian, Executive Vice President and Chief Financial Officer	$2,500,000

Daniel J. McCarthy, Executive Vice President and Chief Operating Officer	$1,500,000

Peter B. Hayes, Executive Vice President, Sales, Marketing and Business Development	$ 750,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNICATIONS COMPANY

Date: March 21, 2008	By:	/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and Chief Accounting Officer